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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference on Form S-8 (No. 333-91165) of our report dated February 15, 2002 on the consolidated balance sheets of DCB Financial Corp. (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


                                        /s/ CROWE, CHIZEK AND COMPANY LLP
                                        ---------------------------------
                                        Crowe, Chizek and Company LLP
Columbus, Ohio
March 28, 2002